[ANDERSON ZURMUEHLEN & COMPANY LETTERHEAD]



                                                                January 28, 2000



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549



Dear Sirs/Madams:


We have read and agree with the comments of American Federal Savings Bank regarding its reason for changing auditors.





Sincerely,



/s/  Anderson ZurMuehlen & Co., P.C.
     -----------------------------------
     Anderson ZurMuehlen & Company, P.C.